Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this post-effective amendment to Form S‑1 Registration Statement on Form S-3 of Silexion Therapeutics Corp of our report dated March 17, 2026, relating to the financial statements, which appears in Silexion Therapeutics Corp's Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
May 7, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited